EXHIBIT 10.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is dated December 31, 2008 (the “Effective Date”) and is made to by and between Bioject Inc. (“Bioject”) and Bioject Medical Technologies Inc. (“BMT”) (Bioject and BMT shall be collectively referred to herein as the “Company”), and Richard Stout, an individual (“Executive”) (together the “Parties”).

RECITALS

WHEREAS, the Parties entered into an Employment Agreement on or about October 15, 2004 (the “Original Agreement”); and

WHEREAS, the Parties now want to amend the Employment Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Revised Section 6(b). Section 6(b) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Severance Pay. The Company will pay Executive as severance pay, an amount equal to one (1) year of Executive’s annual base pay at the rate in effect immediately prior to the date of termination (hereafter “Additional Pay”) from which payment usual and customary withholdings and deductions will be subtracted. The Company shall pay such Additional Pay on dates generally coinciding with its regular payroll schedule. All other compensation and benefits shall cease on Executive’s termination date except as provided in the Agreement. Payment of such Additional Pay shall be subject to the following:

(1) Subject to (2) and (3), payment will commence on the next regularly scheduled Company payday.

(2) Payment is contingent on delivery of the general release described in (a)(i) above within 60 days after Executive’s separation from service and commencement of severance pay will be postponed not more than 60 days pending receipt of the release.

(3) If, at the time of separation from service, Executive is a “key employee” as defined in Section 416(i) of the Code, without regard to Section 416(i)(5) of the Code, payment shall not commence until the first Company payday that is more than six months after Executive’s separation from service. The Company may determine that Executive is a key employee in the event of doubt or to avoid impractical efforts or expense to make an exact determination, and Executive shall have no claim, rights or remedy if the determination is not correct.

(4) If any payment is delayed under (2) or (3), the delayed payments shall be aggregated and paid in a single sum, without adjustment for time value of money, on the first payday that payments commence.”

2. Revise Section 9(a). Section 9(a) of the Original Agreement is hereby amended and restated, to read in its entirety as follows:

“(a) The Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets and the Company shall cause any such successor to expressly assume in writing the obligations hereunder as a condition precedent to becoming such a successor. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.”

3. Section 409A Compliance. The Original Agreement is amended to comply with Section 409A of the Internal Revenue Code (“Code”) and shall be effective for payments after December 31, 2008. The Agreement is intended to comply with Section 409A of the Code and shall be interpreted in accordance with Section 409A.

4. No Other Amendments. Except as set forth in Sections 1 - 3, the terms of the Original Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BIOJECT INC.

By:	/s/ Ralph Makar
Name:	Ralph Makar
Title:	President and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.

By:	/s/ Ralph Makar
Name:	Ralph Makar
Title:	President and Chief Executive Officer

/s/ Richard Stout
Richard Stout

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